UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 29, 2016

Date of Report (Date of earliest event reported)

American Patriot Brand, Inc. a/k/a The Grilled Cheese Truck, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54070	27-3120288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4570 Campus Drive, Suite 1, Newport Beach, CA	92660

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 272-5449

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On or around September 29, 2016, American Patriot Brands, Inc. f/k/a The Grilled Cheese Trick, Inc. (the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with David Danhi. Pursuant to the Settlement Agreement, the parties agreed to release all claims against each other, subject to satisfaction of terms and conditions of the Settlement Agreement.

Pursuant to the Settlement Agreement, the Company agreed to transfer to Mr. Danhi all intellectual property owned by the Company or its subsidiary, Grilled Cheese, Inc., relating to “The Grilled Cheese Truck” branding and related trademarks (the “Brand”). In consideration, Mr. Danhi has agreed to return 3,000,000 of his 4,345,000 common shares of the Company upon satisfaction of the terms of the Settlement Agreements. These shares are to be held in escrow until their release. Mr. Danhi may sell his remaining common shares subject to certain limitations in the Settlement Agreement, including the Company’s right of first refusal to purchase the shares from Danhi.

In addition, the Company agreed to pay Mr. Danhi $100,000 in consideration of Mr. Danhi’s legal and other expenses relating to his dispute with the Company. The Company has also agreed to use $225,000 from future offering funds, if any, to pay certain tax liabilities.

Item 8.01 Other Items

As a result of the assignment of The Grilled Cheese Truck Brand to Mr. Danhi, the Company’s primary focus is now on the cultivation, manufacture, and distribution of medicinal and recreational cannabis. It does not intend to operate food trucks or quick service restaurants any further. The Company’s cannabis operations are currently located in Oregon but are intended to expand into other states where cannabis is legal despite being federally illegal.

As was disclosed in a prior filing, on or around September 9, 2016, the Company acquired 100% of the ownership interests in Urban Pharms, LLC, DJ&S, LLC and DJ&S Property #1, LLC (collectively, “Urban Pharms”) for 12,000,000 newly issued shares of the Company’s common stock. Urban Pharms is a medical and recreational cannabis business which collectively owns: indoor and outdoor cannabis facilities, greenhouses, cloning facilities, manufacturing facilities and equipment, offices, and a lease to begin operating a dispensary, all primarily conducted on Urban Pharms’ approximate 280 acre property in Oregon. The Company also owns a subsidiary used to manage it cannabis operations.

Since acquiring Urban Pharms, the Company has entered agreements to acquire a licensed cannabis distributor located in Oregon. The entry into an agreement with TSL Distribution, LLC (“TSL”) was disclosed on or around March 21, 2017 on form 8K. The Company intends to continue its accretive cannabis business acquisitions.

The Company is currently managed by Robert Lee as its chairman and CEO and its board of directors, comprised of Robert Lee, Jim Anderson and Brian Pallas. The Company has engaged employees and consultants to help it with its day-to-day cannabis operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PATRIOT BRANDS, INC. A/K/A THE GRILLED CHEESE TRUCK, INC.,

Date: March 21, 2017	By:	/s/ Robert Lee Robert Lee, Chairman